Exhibit 10.3

Execution Version

VOTING AGREEMENT

between

HAYMAKER MINERALS & ROYALTIES, LLC

and

KIMBELL ROYALTY PARTNERS, LP

Dated as of July 12, 2018

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of July 12, 2018 (the “Effective Date”), is among Kimbell Royalty Partners, LP, a Delaware limited partnership (“Buyer”) and Haymaker Minerals & Royalties, LLC, a Delaware limited liability company (the “Seller Holder”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement (as defined below), Buyer and Seller Holder have agreed to enter into this Agreement to establish certain provisions with respect to the Covered Units (as defined below), including the Common Units (as defined in the Purchase Agreement) of Buyer acquired pursuant to the Purchase Agreement.

WHEREAS, as of the date hereof and pursuant to the Purchase Agreement, Seller Holder is the beneficial owner of, and is entitled to dispose of and vote, the number of Common Units set forth opposite Seller Holder’s name set forth on Schedule 1 (such Common Units with respect to Seller Holder, together with any additional Common Units in which Seller Holder acquires beneficial ownership after the date hereof, the “Covered Units”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                   Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Purchase Agreement. The following terms, when used in this Agreement, shall have the following meanings assigned to them:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person through one or more intermediaries or otherwise. For the purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“beneficially own” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“beneficial ownership” has a correlative meaning to beneficially own.

“Confidentiality Agreement” has the meaning assigned to such term in the Purchase Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Purchase Agreement” means that certain Securities Purchase Agreement between Buyer, Seller Holder, and (solely for the purpose of Section 6.20) Haymaker Services, LLC, a Delaware limited liability company, dated as of May 28, 2018.

“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

ARTICLE II
LOCK-UP; VOTING

Section 2.1                                   Lock-Up of Common Units. During the period prior to the date that is one hundred eighty (180) days after the Effective Date (excluding the Effective Date for purposes of calculating such date) (such date, the “Termination Date” and such period, the “Lock-Up Period”), the Seller Holder will not lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Units, whether any such transaction is to be settled by delivery of Common Units or other securities, in cash, or otherwise. In the interest of clarity, nothing in this Section 2.1 shall restrict the Seller Holder from utilizing customary hedging strategies that may involve the pledge of Common Units as collateral until such time as the Common Units are ultimately disposed of on or after expiration of the Lock-Up Period. Further, nothing in this Section 2.1 shall prohibit or limit the ability of the Seller Holder to effect any transfer of Common Units (a) as a bona fide gift or gifts or any other similar transfer or distribution that does not involve a sale or other disposition for value, (b) to any such Person’s limited partners, members or stockholders as part of a distribution, (c) to any corporation, partnership or other entity that is an Affiliate of such Person, in each case of the forgoing clauses (a) through (c), so long as (i) such transfer does not occur prior to the consummation of the Election and (ii) the transferee agrees in writing to be bound by all the terms of this Section 2.1, (d) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Units or (e) pursuant to an order of a court or regulatory agency.

Section 2.2                                   Voting of Covered Units.  Provided that Buyer has complied with its covenants in Section 6.17(a) of the Purchase Agreement, during the period prior to the

Termination Date, the Seller Holder irrevocably and unconditionally agrees that at any meeting of unitholders of Buyer (whether annual or special and whether or not such meeting is adjourned or postponed), however called, including any adjournment or postponement thereof, or in connection with any written authorization or consent of unitholders of Buyer, Seller Holder shall, and shall cause any holder of record of any Common Units beneficially owned by Seller Holder, to:

(a)                                 when a meeting is held, appear at such meeting or otherwise cause such Covered Units to be counted as present thereat for the purpose of establishing a quorum, and, when a record date is set for an action by written consent, respond to each request by Buyer for written consent, if any; and

(b)                                 vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted within the time period requested by Buyer with respect to), all such Covered Units beneficially owned by Seller Holder; as of the record date for the unitholder meeting or action by written consent in favor of:

(i)                                     the Election; and

(ii)                                  the proposal by Buyer to reflect any revisions as may be necessary or appropriate to reflect the Election and to amend the LTIP to proportionately increase the number of Common Units eligible for issuance under the LTIP after taking into account the Additional Common Units; provided, however, that Seller Holder shall not be required to, and shall not be required to cause any holder of record of any Common Units beneficially owned by Seller Holder, to vote in favor of (or consent to) such action if the aggregate Additional Common Units exceed 20,000,000 Common Units or the aggregate number of Common Units eligible for issuance under the LTIP exceeds twelve and a half percent (12.5%) of the sum of (A) the aggregate Common Units of Buyer outstanding at such time (which shall include the number of Common Units issued under the Purchase Agreement and the HR Purchase Agreement and issuable upon conversion of any Series A Preferred Units of Buyer that are issued on the Closing Date pursuant to the Preferred Equity Purchase Agreement assuming such Series A Preferred Units converted on the Closing Date (which amount for this purpose shall not exceed 5,945,946 Common Units), but without regard to any Common Units that were issued under the LTIP) and (B) the aggregate number of Common Units eligible for issuance under the LTIP.

(c)                                  Notwithstanding anything to the contrary contained herein, the Seller Holder is entering into this Agreement solely in its capacity as beneficial owner of the Covered Units, and nothing herein is intended to or shall limit, affect or restrict any manager, general partner, director or officer of Seller Holder (including any appointee or representative of the Seller Holder) to the extent acting solely either in his or her capacity as a manager, general partner, director or officer of any member of Seller Holder (including voting on matters put to any board of directors, board of managers, general partner or any committee thereof, influencing officers, employees, agents, management or the other directors of Seller Holder and taking any action or making any statement at any meeting of such board of directors, board of managers, general partner or any committee thereof) or in the exercise of his or her fiduciary duties as a manager, general partner, director or officer of the Seller Holder.

(d)                                 Seller Holder covenants and agrees that it: (i) has not entered into, and will not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Units that is inconsistent with its obligations under this Agreement, (ii) has not granted, and will not grant at any time prior to the Termination Date, a proxy, consent or power of attorney with respect to the Covered Units that is inconsistent with its obligations under this Agreement and (iii) has not entered into, and will not enter into, any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1                                   Representations and Warranties of Seller Holder.  Seller Holder hereby represents and warrants to Buyer that as of the Effective Date:

(a)                                 It is duly formed, validly existing and in good standing under the Laws of the state of its formation;

(b)                                 This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity;

(c)                                  The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected; and

(d)                                 With respect to the matters covered by this Voting Agreement:

(i)                                     It has experience in analyzing and investing in companies similar to Buyer and is capable of evaluating the merits and risks of its decisions with respect to such matters and has the capacity to protect its own interests;

(ii)                                  To the extent necessary, it has retained and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of such matters; and

(iii)                               It has had an opportunity to discuss the Acquired Companies’ business, management and financial affairs with the members of the Acquired Companies’ management and has had an opportunity to ask questions of the officers and other representatives of the Acquired Companies, which questions were answered to its satisfaction.

Section 3.2                                   Representations and Warranties of Buyer. Buyer represents and warrants to Seller Holder that as of the Effective Date:

(a)                                 It is duly formed, validly existing and in good standing under the Laws of the state of its formation;

(b)                                 This Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and (ii) general principles of equity; and

(c)                                  The execution, delivery and performance of this Agreement have been duly authorized by all requisite action and do not and will not conflict with or result in the violation of: (i) any provisions of its organizational documents, (ii) any Law to which it is subject or (iii) any material agreement or instrument to which it is a party or by which it, its property or its assets are bound or affected.

ARTICLE IV
MISCELLANEOUS

Section 4.1                                   Notices. All notices, requests, demands and other communications (“Notices”) required or permitted under this Agreement shall be in writing addressed as indicated below, and any communication or delivery hereunder shall be deemed to have been duly delivered upon the earliest of: (a) actual receipt by the Party to be notified; (b) if sent by U.S. certified mail, postage prepaid, return receipt requested, then the date shown as received on the return notice; (c) if by email, then upon the earlier of (i) a reply by the intended recipient whether by email or otherwise; provided that such intended recipient shall have an affirmative duty to reply promptly upon receipt if received during business hours; and provided further, that an automated response from the email account or server of the intended recipient shall not constitute an affirmative reply or (ii) the first (1st) Business Day after transmission (and sender shall bear the burden of proof of delivery); or (d) if by Federal Express overnight delivery (or other reputable overnight delivery service), the date shown on the notice of delivery. Addresses for all such Notices and communication shall be as follows:

If to Buyer, to:

Kimbell Royalty Partners, LP

777 Taylor Street, Suite 810

Fort Worth, TX 76102

Email: Davis@kimbellrp.com

Attention: R. Davis Ravnaas

With a copy to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Email: jason.rocha@bakerbotts.com and

joshua.davidson@bakerbotts.com

Attention: Jason A. Rocha and Josh Davidson

If to Seller Holder, to:

c/o Kayne Anderson Capital Advisors

811 Main Street, 14th Floor

Houston, TX 77002

Email: kbrophy@kaynecapital.com

Attention: Kevin Brophy

With a copy to:

DLA Piper LLP (US)

1000 Louisiana Street, Suite 2800

Houston, TX 77002

Email: jack.langlois@dlapiper.com

Attention: Jack Langlois

or to such other address or addresses as the Parties may from time to time designate in writing.

Section 4.2                                   Assignment.  No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 4.3                                   Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement.

Section 4.4                                   Further Assurances. The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement in accordance with the terms hereof.

Section 4.5                                   Disclosure. Seller Holder authorizes Buyer to publish and disclose in any announcement or disclosure required by the SEC and in the Information Statement Seller Holder’s identity and ownership of the Covered Units and the nature of Seller Holder’s obligations under this Agreement.

Section 4.6                                   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile electronic transmittal (PDF) copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 4.7                                   Entire Agreement. This Agreement, together with the other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby. In the event any provision of any Transaction Document shall in any way conflict with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

Section 4.8                                   Amendments. This Agreement may be amended in whole or in part, and terms and conditions may be waived, only by a duly authorized agreement in writing which makes reference to this Agreement executed by each Party.

Section 4.9                                   Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.

Section 4.10                            Specific Performance. The Parties acknowledge and agree (a) that each Party would be irreparably harmed by a breach by the other Party of any of such other Party’s obligations under this Agreement and that the Parties would not have any adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and (b) that the non-breaching Parties shall be entitled to injunctive relief, specific performance, and other equitable remedies against the breaching Party to enforce the performance by the breaching Party of its obligations under this Agreement (this being in addition to any other remedy to which the non-breaching Party may be entitled at law or in equity), and the Parties hereby consent and agree to such injunctive relief, specific performance, and other equitable remedies. Accordingly, each Party waives (i) any defenses in any action for specific performance pursuant to this Agreement that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief.

Section 4.11                            Governing Law; Jurisdiction.

(a)                                 Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to the Laws that might be applicable under conflicts of laws principles that would require the application of the Laws of another jurisdiction.

(b)                                 Forum. The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties arising out of this Agreement or the transactions contemplated hereby shall be in any state or federal court in Harris County, Texas, and each of the Parties irrevocably submits to the jurisdiction of such courts in respect of any legal proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above-specified courts. The Parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c)                                  Jurisdiction. To the extent that any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 4.11(b).

(d)                                 JURY WAIVER.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

Section 4.12                            No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as the Parties in their capacities as such and, except to the extent otherwise provided herein, no Non-Recourse Party shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 4.13                            Construction; Interpretation. The Sections and other headings and subheadings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Unless otherwise specified, all references to days or months shall be deemed to refer to a section or subsection of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” shall mean “including, without limitation.” Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive. The Parties have participated jointly in the negotiation and drafting of this Agreement; accordingly, the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

Section 4.14                            Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Buyer or any successor (including corporate successors) or assign of the Buyer (whether by merger, consolidation, reorganization, sale of assets or otherwise), which may be issued in respect of, in exchange for or in substitution of, such equity interests, and shall be appropriately adjusted for combinations, unit or other splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 4.15                            Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.16                            No Partnership. No partnership, joint venture or joint undertaking is intended to be, or is, formed between the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.

Section 4.17                            Termination. The Buyer may, in its sole discretion, terminate this Agreement; provided that said termination shall not affect the liability of any Party for actions prior to such termination.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the Parties as of the date first above written.

BUYER:

KIMBELL ROYALTY PARTNERS, LP

By: Kimbell Royalty GP, LLC
Its: General Partner

By:	/s/ R. Davis Ravnaas
Name:	R. Davis Ravnaas
Title:	President and Chief Financial Officer

[Signature Page to Voting Agreement]

SELLER HOLDER:

HAYMAKER MINERALS & ROYALTIES, LLC

By:	/s/ Vasilis Mouratoff
Name:	Vasilis Mouratoff
Title:	Chief Financial Officer and General Counsel

[Signature Page to Voting Agreement]

Schedule 1

Covered Units

Haymaker Minerals & Royalties, LLC	4,000,000